Exhibit 99.1

Manhattan Pharmaceuticals Completes $2.5 Million Financing

NEW YORK, NY MAR 4, 2010 – Manhattan Pharmaceuticals, Inc. (OTCBB: MHAN) today announced the private placement of $2,547,500 of its common stock and warrants to accredited investors.  The Company intends to complete the previously announced merger transaction with Ariston Pharmaceuticals, Inc. within the next two weeks.  The net proceeds from this financing will be used to advance the combined company’s products including AST-726, a nasally delivered treatment for vitamin B12 deficiency, and Hedrin®, a non-pesticide treatment for pediculosis (head lice), and for general corporate purposes.

The Company sold approximately 102 units for aggregate gross proceeds of the offering of approximately $2.55 million and aggregate net proceeds of approximately $2.2 million.  Each unit consisted of (i) 357,143 shares of common stock and (ii) 535,714 warrants to purchase additional shares of common stock at an exercise price of $0.08 per share.

The securities have not been registered under the Securities Act of 1933, as amended, (the "Securities Act") or any state securities law.  The securities offered and sold were issued in a private placement transaction and may not be transferred or resold except as permitted by the Securities Act.  As part of the terms of the private placement, the Company has agreed to file a registration statement to register for resale under the Securities Act the shares of common stock underlying the units.

This press release does not constitute an offer to sell, nor is it a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful and is being issued under Rule 135c of the Securities Act.

About Manhattan Pharmaceuticals, Inc.
Manhattan Pharmaceuticals is a specialty healthcare product company focused on the development and commercialization of innovative treatments for underserved patient populations.  The Company is currently focused on two programs:  Hedrin®, a novel, non-insecticide treatment for pediculosis (head lice), which is being developed through a joint venture with Nordic Biotech, and a topical GEL product for the treatment of psoriasis.

About Ariston Pharmaceuticals, Inc.
Ariston Pharmaceuticals, Inc. (“Ariston”) is a private, clinical stage specialty biopharmaceutical company based in Shrewsbury, Massachusetts that in-licenses, develops, and plans to commercialize novel therapeutics for the treatment of serious disorders of the central and peripheral nervous systems.  Ariston is currently focused on the development of AST-726, a nasally delivered vitamin B12 remediation treatment, and AST-914, a metabolite for the treatment of essential tremor.

Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause Manhattan Pharmaceuticals, Inc.'s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "intends," "anticipates," "expects," "plans," "believes," "intends," "will," and similar words or phrases. These statements are based on Manhattan Pharmaceuticals, Inc.'s current expectations, forecasts and assumptions, which are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that the merger with Ariston will be consummated  or that Manhattan Pharmaceuticals, Inc.'s (or its joint venture with Nordic's) development or commercialization efforts relating to Hedrin, topical GEL, AST-726, or any other current or future product candidates will be successful, that any clinical study will be completed or will return positive results. Other risks that may affect forward-looking information contained in this press release include the company's extremely limited capital resources,  the possibility of being unable to obtain regulatory approval for Hedrin, the risk that the results of clinical trials may not support the company's or its joint venture's claims, the risk that the company's product candidates may not achieve market acceptance in North America or elsewhere, the company's reliance on third-party researchers to develop its product candidates, availability of patent protection, the risk that sufficient capital may not be available to develop and commercialize the company's product candidates, the risk that the company’s planned acquisition of Ariston Pharmaceuticals, Inc. may not be consummated, and the company's lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008. Manhattan Pharmaceuticals, Inc. assumes no obligation to update these statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact
Manhattan Pharmaceuticals, Inc.
Michael G. McGuinness, Chief Operating & Financial Officer
(212) 582-3950